Exhibit 99.1

Critical Therapeutics Receives Notification from NASDAQ Regarding Non-Compliance with NASDAQ’s Minimum Closing Bid Price Rule

LEXINGTON, Mass.--(BUSINESS WIRE)--Critical Therapeutics, Inc. (Nasdaq: CRTX) announced today that on April 21, 2008, the Company received a letter from the NASDAQ Stock Market’s Listing Qualifications Department providing notification that, for the last 30 consecutive business days, the bid price of the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the NASDAQ Global Market pursuant to NASDAQ Marketplace Rule 4450(a)(5).

The notification has no immediate effect on the listing of Critical Therapeutics’ common stock on the NASDAQ Global Market. The Company’s common stock continues to trade on the NASDAQ Global Market under the symbol CRTX.

The notification letter states that Critical Therapeutics has 180 calendar days, or until October 20, 2008, to regain compliance with the minimum closing bid price requirement. If at any time before October 20, 2008, the bid price of Critical Therapeutics’ closes at $1.00 per share or more for a minimum of 10 consecutive business days, NASDAQ will provide written notification that the Company has achieved compliance with NASDAQ Marketplace Rule 4450(a)(5), although NASDAQ may, in its discretion, require that an issuer maintain a bid price of in excess of $1.00 for a period in excess of 10 days, but generally no more than 20 days, before determining that it has demonstrated the ability to maintain long-term compliance.

If Critical Therapeutics is unable to regain compliance by October 20, 2008, NASDAQ will provide written notification to the Company that its common stock is subject to delisting. At that time, the Company may appeal the delisting determination to a NASDAQ Listings Qualifications Panel pursuant to applicable NASDAQ rules. Alternatively, the Company could apply to transfer its listing from the NASDAQ Global Market to the NASDAQ Capital Market if it meets all requirements, other than the minimum closing bid price requirement, for initial inclusion in that market. If such an application were approved and the Company otherwise maintains the listing requirements for the NASDAQ Capital Market, the NASDAQ Marketplace Rules provide that the Company will be afforded an additional 180 calendar days to regain compliance with the minimum closing bid price requirement while listed on the NASDAQ Capital Market.

About Critical Therapeutics

Critical Therapeutics, Inc. is developing and commercializing innovative products for respiratory, inflammatory and critical care diseases. The Company owns worldwide rights to two FDA-approved drugs: ZYFLO CR™ (zileuton) extended-release tablets and ZYFLO® (zileuton tablets). Critical Therapeutics is developing products for acute asthma attacks that lead patients to the emergency room and other urgent care settings. The Company also is developing therapies directed toward the body’s inflammatory response. Critical Therapeutics is located in Lexington, Mass. For more information, please visit www.crtx.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Critical Therapeutics, Inc., including, without limitation, statements regarding the Company’s ability to maintain compliance with the other NASDAQ listing requirements between now and October 20, 2008, the Company’s ability to apply to transfer its listing to the NASDAQ Capital Market and all other statements that are not purely historical in nature, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks and uncertainties relating to: events or developments affecting our per share stock price in the near term that may affect our ability to achieve the minimum closing bid price requirement, including many factors outside our control; our potential inability to maintain compliance with other NASDAQ listing requirements between now and October 20, 2008, which could result in our delisting even if we achieved compliance with the minimum closing bid price requirement during such time; the risk that NASDAQ exercises its discretion to require us to maintain a bid price of at least $1.00 per share for a period in excess of 10 days before determining our company had demonstrated the ability to achieve long term compliance; our ability to successfully appeal NASDAQ’s delisting determination, if at all, or meet the requirements for listing on the NASDAQ Capital Market, if we fail to satisfy the minimum closing bid price requirement by October 20, 2008; our ability to successfully market and sell ZYFLO CR, including the success of our co-promotion arrangement with DEY; our ability to transition our management team effectively; our current review of our business strategy and future operations, and the implementation of changes in our strategy and future operations, if any, approved by our Board of Directors; our ability to develop and maintain the necessary sales, marketing, distribution and manufacturing capabilities to commercialize ZYFLO CR; patient, physician and third-party payor acceptance of ZYFLO CR as a safe and effective therapeutic product; adverse side effects experienced by patients taking ZYFLO CR or ZYFLO; our heavy dependence on the commercial success of ZYFLO CR; our ability to maintain regulatory approvals to market and sell ZYFLO CR; the success of our co-promotion arrangement with DEY for Perforomist; our ability to successfully enter into additional strategic co-promotion, collaboration or licensing transactions on favorable terms, if at all; conducting clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our products under development and whether such results will be indicative of results obtained in later clinical trials; our ability to obtain the substantial additional funding required to conduct our development and commercialization activities; our dependence on our strategic collaboration with MedImmune, Inc.; and our ability to obtain, maintain and enforce patent and other intellectual property protection for ZYFLO CR, our discoveries and our drug candidates.

These and other risks are described in greater detail in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2007 and other filings that we make with the Securities and Exchange Commission. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, the statements in this press release reflect our expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may make. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this release.

ZYFLO(R) is a registered trademark of Critical Therapeutics, Inc.
ZYFLO CR(TM) is a trademark of Critical Therapeutics, Inc.
Perforomist(TM) is a trademark of Dey, L.P.

CONTACT:
Critical Therapeutics, Inc.
Linda S. Lennox, 781-402-5708
Vice President, Investor & Media Relations
llennox@crtx.com